EXHIBIT 99.1

FAIRWAY GROUP HOLDINGS CORP. REPORTS FOURTH QUARTER AND FULL YEAR FISCAL 2013 RESULTS

Net Sales Increased 19% for the Fourth Quarter and Full Fiscal Year;

Adjusted EBITDA Increased 24% for the Fourth Quarter and 32% for the Full Fiscal Year

NEW YORK – June 6th, 2013 – Fairway Group Holdings Corp. (“Fairway”) (NASDAQ: FWM), the parent company of Fairway Market, today announced financial results for the fiscal 2013 fourth quarter and full fiscal year ended March 31, 2013.

Performance Highlights

•                 Net sales increased 19% to $179 million with an increase in same store sales of 2.4% (excluding the Red Hook, Brooklyn store) in the fourth quarter compared to the same period in the prior year. Net sales for the fiscal year increased 19% to $661 million.  On a pro forma basis to include the lost sales for the Red Hook, Brooklyn store in both periods, net sales increased 27% to $191 million in the fourth quarter and 24% to $686 million in fiscal 2013.  For more information regarding the pro forma adjustments see the footnotes below.

•                 Adjusted EBITDA increased 24% to $13.5 million in the fourth quarter and 32% to $47.4 million in fiscal 2013. For more information regarding the calculation of adjusted EBITDA, see the discussion under the heading “Non-GAAP Financial Information” below.

Pro forma Sales and Adjusted EBITDA ($ in millions)

	Q4 Actual	Q4 Pro forma	FY2013 Actual	FY2013 Pro forma

Net Sales	$179	$191	$661	$686
% growth	19%	27%	19%	24%

Adjusted EBITDA	$13.5	$13.5	$47.4	$47.4
% margin	7.6%	7.1%	7.2%	6.9%

The pro-forma adjustments are made to account for the temporary closing of the Company’s Red Hook, Brooklyn store due to Hurricane Sandy and therefore make more meaningful comparisons between periods.  The Red Hook, Brooklyn store was closed beginning October 29, 2012 and re-opened on March 1, 2013.  Pro forma net sales for the quarter ended March 31, 2013 reflect a pro forma adjustment of $12.3 million based on the Red Hook location’s net sales during the same 9 week period in the prior fiscal year and pro forma net sales for the fiscal year ended March 31, 2013 reflect a pro forma adjustment of $25.0 million based on net sales for the same 18 week period in the prior fiscal year.  The actual adjusted EBITDA includes business interruption insurance proceeds of $2.5 million and $5.0 million for the fourth quarter and full fiscal year respectively. As a result, no pro-forma adjustment is needed for adjusted EBITDA.

“We are pleased to report strong results for the fourth quarter of fiscal 2013.  Fairway’s Board of Directors, management and employees are excited about our growth outlook and the opportunities ahead,” said Charles Santoro, Fairway’s Executive Chairman. “Fairway began as a small vegetable and fruit stand on a New York City corner and has developed into a leading food retailing destination in the Greater New York City metropolitan area. We believe that our market position, differentiated merchandising concept and highly scalable infrastructure provide us with exciting long-term growth opportunities.”

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Company Completes IPO and Debt Re-Pricing

Subsequent to the close of the fiscal year, on April 22, 2013, Fairway completed an initial public offering (“IPO”) of approximately 15.7 million shares of common stock, including 2.3 million shares sold by existing selling stockholders (of which approximately 2.0 million shares were sold pursuant to the underwriters’ exercise of their over-allotment option). The IPO was priced at $13, above the initial range of $10 to $12.  The Company’s net proceeds from this offering were approximately $158.8 million. The Company used approximately $76.8 million to pay dividends, $9.2 million to terminate a management agreement and approximately $8.1 million to pay contractual bonuses.  The remaining approximately $64.7 million is intended for new store growth and general corporate purposes.

Herb Ruetsch, Fairway’s Chief Executive Officer commented, “We are very pleased with the successful completion of our initial public offering. Looking ahead, we intend to capitalize on the growth opportunities for our iconic brand and differentiated food retailing model and plan to open two new stores in fiscal 2014 as well as a new central production facility.  We expect to open an additional 3 to 4 stores in each of the next few fiscal years as we expand the Fairway brand and footprint in the greater New York area.”

The enhanced liquidity from the IPO and strong operating performance allowed the Company to successfully amend its existing senior credit facility in May 2013.  The amendment revised certain terms and covenants contained in the existing $275 million credit agreement, including lowering the interest rate margin on the facility by 150 basis points and reducing the “LIBOR floor” applicable to LIBO rate loans by 25 basis points.  The 175 basis points rate reduction is expected to reduce the Company’s annualized cash interest payments by approximately $4.8 million. The Company further expects that the fees and expenses incurred in connection with the amendment will be paid back through reduced interest payments in approximately nine months.

Note Regarding Operating Results

As previously noted, the Red Hook, Brooklyn location was temporarily closed beginning October 29, 2012 due to damage sustained in Hurricane Sandy.  The store re-opened on March 1, 2013.  As a result, the Company has presented certain information without the operations of its Red Hook, Brooklyn store for the full quarter and full fiscal year to make more meaningful comparisons between periods. Where indicated, the Company has made a pro forma adjustment to include an estimate for the lost sales from its Red Hook, Brooklyn store during the period that it was closed. 1

Operating Results for the Fourth Quarter of Fiscal 2013

For the fiscal 2013 fourth quarter, net sales increased 19% to $178.7 million from net sales of $150.3 million in the same period last year. Excluding the Red Hook, Brooklyn store for the fourth quarter of both periods, net sales increased 29%.  Sales growth in the quarter was driven by new store openings and an increase in comparable store sales (excluding the Red Hook, Brooklyn store) of 2.4%.

Adjusted EBITDA for the fiscal 2013 fourth quarter increased 24% to $13.5 million, inclusive of $2.5 million of business interruption insurance, from $10.9 million in the fourth quarter of 2012.  The adjusted EBITDA margin was 7.6% in the fourth quarter compared to 7.2% in the same period last year.  On a pro forma basis to include the estimated lost sales at the Red Hook, Brooklyn location, the adjusted EBITDA margin was 7.1% in the fourth quarter.1

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EBITDA Reconciliation ($ in millions, % of net sales)

Quarter Ended:	April 1, 2012		March 31, 2013

Net loss	($2.0)	-1.3%	($6.7)	-3.7%

Reconciliation to EBITDA:
(+) Store depreciation & amortization	3.9	2.6%	5.1	2.8%
(+) Corporate depreciation & amortization	1.4	0.9%	1.1	0.6%
(+) Management fees	1.1	0.7%	0.9	0.5%
(+) Non-recurring expenses	1.6	1.1%	4.4	2.5%
(+) Equity compensation charge	0.1	0.1%	0.0	0.0%
(+) Store opening costs	1.5	1.0%	2.4	1.3%
(+) Pre-opening advertising	-	0.0%	0.5	0.3%
(+) Interest expense, net	4.5	3.0%	6.5	3.7%
(+) Income tax benefit	(1.4)	-0.9%	(0.7)	-0.4%
Adjusted EBITDA	$10.9	7.2%	$13.5	7.6%

Note: In the fiscal quarter ended April 1, 2012, pre-opening advertising is included in store opening costs.

Other Operating Items

Gross profit for the fourth quarter increased 17% to $60.1 million from $51.2 million in the fourth quarter of the prior year. Excluding the Red Hook, Brooklyn store for the fourth quarter of both periods, gross profit increased 26%.  The Company’s gross profit margin was 33.6% in the fiscal 2013 fourth quarter versus 34.1% in the fourth quarter of the prior year.  The decrease in gross profit margin reflects changes to the composition of the Company’s store mix and an increase in store occupancy.

General and administrative expenses for the fourth quarter increased 29% to $17.7 million from $13.7 million in the fourth quarter of the prior year.  The increase was attributable to the continued investment in central infrastructure to support the execution of the Company’s growth strategy, and in increase in non-recurring expenses, including transaction expenses related to the Company’s senior credit facility of approximately $2.1 million and approximately $0.3 million of expenses related to the initial public offering.

Central Services,2 a component of general and administrative expenses, increased 14% in the fourth quarter to $10.8 million from $9.4 million in the fourth quarter of the prior year.  The Company has continued to leverage this infrastructure investment which, as a percentage of sales, declined 24 basis points to 6.0% in the fourth quarter from 6.3% in the fourth quarter of the prior year.  On a pro forma basis to include the estimated lost sales at the Red Hook, Brooklyn location, central services, as a percentage of sales, declined 63 basis points to 5.7% in the fourth quarter from 6.3% in the fourth quarter of the prior year.1

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Central Services Reconciliation ($ in millions, % of net sales)

Quarter Ended:	April 1, 2012		March 31, 2013
CENTRAL SERVICES
General & Administrative	$13.7	9.1%	$17.7	9.9%
(-) Corporate depreciation & amortization	(1.4)	-0.9%	(1.1)	-0.6%
(-) Management fees	(1.1)	-0.7%	(0.9)	-0.5%
(-) Non-recurring expenses	(1.6)	-1.1%	(4.4)	-2.5%
(-) Equity compensation charge	(0.1)	-0.1%	(0.0)	0.0%
(-) Pre-opening advertising	-	0.0%	(0.5)	-0.3%
Central Services	$9.4	6.3%	$10.8	6.0%

Note: In the fiscal quarter ended April 1, 2012, pre-opening advertising is included in store opening costs.

For the fourth quarter, the Company had a net loss of $6.7 million, compared to a net loss of $2.0 million in the fourth quarter of fiscal 2012.  Net loss in the fiscal 2013 fourth quarter includes the effect of a deferred tax valuation allowance of $2 million.

Net Loss Reconciliation ($ in millions, % of net sales)

Quarter Ended:	April 1, 2012		March 31, 2013
Net Loss	($2.0)	-1.3%	($6.7)	-3.7%

Adjustments to net loss:
(+) Non-recurring expenses	1.6	1.1%	4.4	2.5%
(+) Management fees	1.1	0.7%	0.9	0.5%
(+) Non-cash interest	0.4	0.3%	1.0	0.6%
(+) Equity compensation charge	0.1	0.1%	0.0	0.0%
(+) Income tax benefit	(1.4)	-0.9%	(0.7)	-0.4%
Adjusted Net Loss	($0.1)	0.0%	($1.1)	-0.6%

Operating Results for the Full Year Fiscal 2013

Net sales increased 19% to $661.2 million in fiscal 2013 from $554.9 million in fiscal 2012.  Excluding the Red Hook, Brooklyn store for the full fiscal year in both periods, net sales increased 27% over the prior year. Comparable store sales declined 1.9% as a result of sales transferred to newly opened stores and the Company’s price optimization initiative.

Adjusted EBITDA for fiscal 2013 increased 32% to $47.4 million, inclusive of $5 million in business interruption insurance, from $35.8 million in fiscal 2012.  As a percentage of sales, the adjusted EBITDA margin improved 72 basis points to 7.2% in fiscal 2013 from 6.4% in the prior year.  On a pro forma basis to include the estimated lost sales from the Red Hook, Brooklyn location, the adjusted EBITDA margin improved 45 basis points to 6.9% in fiscal 2013 from 6.4% in the prior year. 1

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EBITDA Reconciliation ($ in millions, % of net sales)

	FY 2012		FY 2013

Net loss	($11.9)	-2.2%	($62.9)	-9.5%

Reconciliation to EBITDA:
(+) Store depreciation & amortization	13.5	2.4%	17.6	2.7%
(+) Corporate depreciation & amortization	5.7	1.0%	4.5	0.7%
(+) Management fees	2.6	0.5%	3.5	0.5%
(+) Non-recurring expenses	4.1	0.7%	12.5	1.9%
(+) Equity compensation charge	0.4	0.1%	0.1	0.0%
(+) Store opening costs	12.7	2.3%	19.0	2.9%
(+) Pre-opening advertising	-	0.0%	3.2	0.5%
(+) Interest expense, net	16.9	3.0%	24.0	3.6%
(+) Income tax (benefit) expense	(8.3)	-1.5%	25.8	3.9%
Adjusted EBITDA	$35.8	6.4%	$47.4	7.2%

Note: In the fiscal year ended April 1, 2012, pre-opening advertising is included in store opening costs.

Other Operating Items

Gross profit for fiscal 2013 increased 16% to $215.9 million from $186.1 million in fiscal 2012.  Excluding the Red Hook, Brooklyn store in both periods for the full fiscal year, gross profit increased 23% over the prior year. The Company’s gross profit margin was 32.6% in fiscal 2013 versus 33.5% in the prior year.  The decrease in gross profit margin reflects changes to the composition of the Company’s store mix and increased store occupancy costs.

General and administrative expenses for the fiscal year increased 36% to $60.2 million from $44.3 million in the prior year.  The increase was attributable to Fairway’s continued investment in central infrastructure to support the execution of Fairway’s growth strategy, and an increase in non-recurring expenses, including IPO related expenses of approximately $1.6 million and transaction expenses related to the senior credit facilities entered into in August 2012 and February 2013, of approximately $5.0 million.

Central Services2 for the fiscal year increased 7% to $36.4 million from $34.1 million in the prior year. The Company has continued to leverage this expense which declined, as a percentage of sales, 64 basis points to 5.5% in fiscal 2013 from 6.1% in the prior year.  On a pro forma basis to include the estimated lost sales at the Red Hook, Brooklyn location, central services, as a percentage of sales, declined 84 basis points to 5.3% in fiscal 2013.1

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Central Services Reconciliation ($ in millions, % of net sales)

	FY 2012		FY 2013

CENTRAL SERVICES
General & Administrative	$44.3	8.0%	$60.2	9.1%
(-) Corporate depreciation & amortization	(5.7)	-1.0%	(4.5)	-0.7%
(-) Management fees	(2.6)	-0.5%	(3.5)	-0.5%
(-) Non-recurring expenses	(4.1)	-0.7%	(12.5)	-1.9%
(-) Equity compensation charge	(0.4)	-0.1%	(0.1)	0.0%
(-) Pre-opening advertising	-	0.0%	(3.2)	-0.5%
Central Services	31.4	5.7%	36.4	5.5%
(+) Re-class geography	2.7	0.5%	-	0.0%
Central Services	$34.1	6.1%	$36.4	5.5%

Note: In the fiscal year ended April 1, 2012, pre-opening advertising is included in store opening costs.

In fiscal 2013, the Company incurred a net loss of $62.9 million, compared to a net loss of $11.9 million in fiscal 2012.  Net loss in fiscal 2013 includes a tax provision of $25.8 million which provides for a valuation allowance on deferred tax assets.

Net Loss Reconciliation ($ in millions, % of net sales)

	FY 2012		FY 2013

Net Loss	($11.9)	-2.2%	($62.9)	-9.5%

Adjustments to net loss:
(+) Non-recurring expenses	4.1	0.7%	12.5	1.9%
(+) Management fees	2.6	0.5%	3.5	0.5%
(+) Non-cash interest	1.4	0.3%	2.9	0.4%
(+) Equity compensation charge	0.4	0.1%	0.1	0.0%
(+) Income tax (benefit) expense	(8.3)	-1.5%	25.8	3.9%
Adjusted Net Loss	($11.6)	-2.1%	($18.0)	-2.7%

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Footnotes

(1)  The Company’s Red Hook, Brooklyn location was temporarily closed beginning October 29, 2012 due to damage sustained in Hurricane Sandy.  The store re-opened on March 1, 2013.  As a result, net sales for the quarter ended March 31, 2013 reflect a pro forma adjustment of $12.3 million based on the Red Hook location’s net sales during the same 9 week period in the prior fiscal year and net sales for the fiscal year ended March 31, 2013 reflect a pro forma adjustment of $25.0 million based on net sales for the same 18 week period in the prior fiscal year

(2)  Central Services represents general & administrative expenses excluding depreciation and amortization pertaining to general & administrative activities, management fees and expenses, non-recurring expenses and non-cash equity compensation.  It is a useful performance measure and is used to facilitate a comparison of operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting the business than GAAP measures can provide alone.

Supplemental Non-GAAP Disclosure

This press release presents Adjusted EBITDA which is a non-GAAP financial measure within the meaning of applicable SEC rules and regulations.  The Company believes that Adjusted EBITDA is a useful performance measure and is used to facilitate a comparison of operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting the business than GAAP measures can provide alone. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization expense, amortization of deferred financing costs, store opening costs, non-recurring expenses, non-cash equity compensation, pre-opening advertising costs and management fees.

This press release presents Central Services, which is a non-GAAP financial measure within the meaning of applicable SEC rules and regulations.  The Company believes that Central Services is a useful performance measure and is used to facilitate a comparison of operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting the business than GAAP measures can provide alone. The Company defines Central Services as general and administrative expenses less: depreciation and amortization related to general and administrative activities, management fees, transaction expenses, non-cash equity compensation and non-recurring items.

This press release presents adjusted net income (loss), which is a non-GAAP financial measure within the meaning of applicable SEC rules and regulations.  The Company believes that adjusted net income (loss) is a useful performance measure and is used to facilitate a comparison of operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting the business than GAAP measures can provide alone. The Company defines adjusted net income (loss) as net income (loss) plus any non-recurring expenses, expenses that will not continue after the IPO and any other non-cash charges which may distort period comparisons.

Conference Call Information

Fairway will host a conference call today, June 6, 2013 at 8:30am. ET. The call, which will be hosted by Charles Santoro, Executive Chairman; Herb Ruetsch, Chief Executive Officer; and Edward Arditte, Chief Financial Officer. The call will be broadcast live over the Internet and accessible through the Investor Relations section of the Company’s website at www.fairwaymarket.com. The webcast will also be archived online until June 20, 2013 following the call.

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About Fairway Market

Fairway Market is a high-growth food retailer offering customers a differentiated one-stop shopping experience “Like No Other Market”.  Fairway has established itself as a leading food retailing destination in the Greater New York City metropolitan area, with stores that emphasize an extensive selection of fresh, natural and organic products, prepared foods and hard-to-find specialty and gourmet offerings, along with a full assortment of conventional groceries.  Fairway is headquartered in New York, New York.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties and other factors that may cause Fairway’s actual results in current or future periods to differ materially from forecasted results. Food retail is a large and highly competitive industry, and Fairway’s business involves many risks and uncertainties, including, but not limited to: our ability to open new stores on a timely basis or at all; our ability to achieve sustained sales and profitable operating margins at new stores; the availability of financing to pursue our new store openings on satisfactory terms or at all; our ability to compete effectively with other retailers; our ability to maintain price competitiveness; the geographic concentration of our stores; our ability to maintain or improve our operating margins; our history of net losses; ordering errors or product supply disruptions in the delivery of perishable products; restrictions on our use of the Fairway name other than on the East Coast and in California and certain parts of Michigan and Ohio; our ability to retain and attract senior management, key employees and qualified store-level employees; rising costs of providing employee benefits, including increased healthcare costs and pension contributions due to unfunded pension liabilities; our ability to satisfy our ongoing capital needs and unanticipated cash requirements; and other risk factors detailed in our filings with the Securities and Exchange Commission (“the SEC”), and available at the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact

Fairway Group Holdings Corp.

Nicholas Gutierrez

Manager of Finance & Investor Relations

(646) 616-8103

nicholas.gutierrez@fairwaymarket.com

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FAIRWAY GROUP HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS (Unaudited)
($ in thousands except per share amounts)
	Fiscal Year Ended
	April 1,	March 31,
	2012	2013

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$30,172	$21,723
Accounts receivable, net	2,282	2,553
Merchandise inventories	19,960	24,759
Insurance claims receivable	-	5,184
Income tax receivable	709	817
Prepaid rent	2,533	3,146
Deferred financing fees	1,183	1,580
Prepaid expense and other	2,062	5,604
Deferred income taxes	1,657	915
Total current assets	60,558	66,281

PROPERTY EQUIPMENT, NET	93,937	126,958
GOODWILL	95,412	95,412
INTANGIBLE ASSETS, NET	26,008	25,729
DEFERRED INCOME TAXES	28,837	3,781
OTHER ASSETS	16,838	20,340
Total assets	$321,590	$338,501

LIABILITIES, REEDEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Current portion of long-term debt	2,000	2,750
Accounts payable	26,016	39,399
Accrued expenses and other	14,841	18,360
Total current liabilities	42,857	60,509

NONCURRENT LIABILITES
Long-term debt, net of current maturities (inclusive of amounts due to related party of $7,333 and $0 at April 1, 2012 and March 31, 2013 respectively)	201,552	256,563
Other long-term liabilities	14,122	22,629
Total liabilities	258,531	339,701

COMMITMENTS AND CONTINGENCIES

REDEEMABLE PREFERRED STOCK
Series A Preferred Stock, $0.001 par value per share, 52,982 shares authorized, and 43,058 shares issued and outstanding (inclusive of cumulative deemed dividends of $17,805 and $28,353 at April 1, 2012 and March 31, 2013 respectively)	73,780	84,328
Series B Preferred Stock, $0.001 par value per share, 64,018 shares authorized, and 64,017 shares issued and outstanding (inclusive of cumulative deemed dividends of $66,626 and $85,899 at April 1, 2012 and March 31, 2013 respectively)	130,643	149,916
Total redeemable preferred stock	204,423	234,244

STOCKHOLDERS’ DEFICIT
Class A Common stock, $0.00001 par value per share, 150,000,000 shares authorized 12,506,833, and 12,370,348 shares issued and outstanding at April 1, 2012 and March 31, 2013, respectively	-	-
Class B Common stock, $0.001 par value per share, 31,000,000 shares authorized no shares issued and outstanding at April 1, 2012 and March 31, 2013, respectively	-	-
Treasury Stock at cost, 0 and 136,485 shares at April 1, 2012 and March 31, 2013, respectively	-	(1,500)
Accumulated Deficit	(141,364)	(233,944)
Total stockholders’ deficit	(141,364)	(235,444)
Total liabilities, redeemable preferred stock and stockholders’ deficit	$321,590	$338,501

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FAIRWAY GROUP HOLDINGS CORP.

CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

($ in thousands except share and per share amounts)

	Quarter Ended		Fiscal Year Ended
	April 1,	March 31,	April 1,	March 31,
	2012	2013	2012	2013

Net Sales	$150,331	$178,705	$554,858	$661,244

Cost of sales and occupancy costs (exclusive of depreciation and amortization)	99,087	118,571	368,728	445,379

Gross Profit	51,244	60,134	186,130	215,865

Direct store expenses	34,787	43,391	132,446	154,753

General and adminstrative expenses	13,733	17,700	44,331	60,192

Store opening costs	1,507	2,412	12,688	19,015

Income (loss) from operations	1,217	(3,369)	(3,335)	(18,095)

Business interruption insurance recoveries	-	2,500	-	5,000

Interest expense, net	(4,548)	(6,525)	(16,918)	(23,964)

Loss before income taxes	(3,331)	(7,394)	(20,253)	(37,059)

Income tax benefit (provision)	1,364	705	8,304	(25,809)

Net loss	(1,967)	(6,689)	(11,949)	(62,868)

Peferred stock dividends	(6,538)	(7,712)	(24,728)	(29,821)

Net loss attributable to common holders	($8,506)	($14,401)	($36,677)	($92,689)

Basic and diluted loss per common share	($0.69)	($1.17)	($3.01)	($7.52)

Weighted average common shares outstanding	12,284,312	12,330,356	12,188,582	12,325,647

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FAIRWAY GROUP HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

($ in thousands)

	Quarter Ended		Fiscal Year Ended
	April 1,	March 31,	April 1,	March 31,
	2012	2013	2012	2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	($1,967)	($6,689)	($11,949)	($62,868)
Loss on early extinguishment of debt
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Deferred income taxes	(1,330)	(666)	(8,304)	25,798
Deferred rent	(963)	1,866	6,196	9,364
Depreciation and amortization of property and equipment	4,858	6,108	17,177	21,497
Amortization of intangibles	329	5	1,714	279
Amortization of discount on term loans and subordinated notes	98	610	339	1,553
Amortization of deferred financing fees	296	384	1,108	1,362
Amortization of prepaid rent	78	80	311	317
Non-cash stock compensation expense	108	26	437	109
Changes in operating assets and liabilities
Accounts receivable	(201)	904	469	(270)
Merchandise inventories	1,214	(697)	(1,233)	(4,799)
Insurance claims receivable	-	288	-	(5,184)
Prepaid expense and other	1,542	(44)	(1,604)	(4,661)
Other assets	(34)	2,480	(398)	(1,735)
Accounts payable	(3,288)	1,225	3,672	13,383
Accrued expenses and other	(883)	(56)	2,572	2,656
Other long-term liabilities	-	(234)	(1,690)	6

Net cash (used in) provided by operating activities	(142)	5,590	8,817	(3,193)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(8,937)	(12,717)	(44,528)	(57,916)
Proceeds from insurance	-	-	-	3,398

Net cash used in investing activities	(8,937)	(12,717)	(44,528)	(54,518)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of issuance costs	-	270,683	31,688	526,908
Payments on long-term debt	(501)	(267,371)	(23,875)	(476,146)
Repurchase of treasury stock	-	(1,500)	-	(1,500)
Proceeds from issuance of common stock	3	-	3	-

Net cash provided by financing activities	(498)	1,812	7,816	49,262

Net increase (decrease) in cash and cash equivalents	(9,577)	(5,314)	(27,895)	(8,449)

Cash and cash equivalents – beginning of fiscal period	39,750	27,038	58,067	30,172

Cash and cash equivalents – end of fiscal period	$30,172	$21,723	$30,172	$21,723

Cash paid during the period for
Interest	$5,576	$8,585	$16,403	$21,514
Income taxes	$24	-	$193	$175

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